UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) September 13, 2021

APi Group Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-39275	98-1510303
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1100 Old Highway 8 NW New Brighton, MN	55112
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (651) 636-4320

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	APG	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On September 14, 2021, APi Group Corporation (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Citigroup Global Markets Inc. and Barclays Capital Inc., as representatives of the several underwriters named in Schedule II thereto (collectively, the “Underwriters”), relating to the underwritten public offering (the “Offering”) of 19,753,087 shares of the Company’s common stock, par value $0.0001 per share (the “Shares”), at a public offering price of $20.25 per share. In addition, the Company granted the Underwriters a 30-day option to purchase up to 2,962,962 additional shares of the Company’s common stock. The Company expects the Offering to close on September 17, 2021, subject to the satisfaction of various customary closing conditions.

The Underwriting Agreement contains customary representations, warranties and agreements of the Company, and customary conditions to closing, obligations of the parties and termination provisions. The Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended. In addition, pursuant to the Underwriting Agreement, the Company agreed, subject to certain exceptions, not to sell, offer, pledge or otherwise dispose of any shares of the Company’s common stock or securities convertible into shares of the Company’s common stock for a period of 60 days from the closing of the Offering, and to cause its executive officers, directors and certain of its stockholders to agree to lock-up provisions.

Certain of the Underwriters or their respective affiliates have, from time to time, performed, and may in the future perform, various commercial banking, investment banking and advisory services for the Company and its affiliates, for which they have received (or may in the future receive) customary fees and expenses. Affiliates of certain of the Underwriters are agents and/or lenders under the Company’s credit agreement dated October 1, 2019, as amended.

The Shares were offered pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333- 256050) previously filed with, and declared effective by, the Securities and Exchange Commission (the “SEC”). A preliminary prospectus supplement related to the Offering was filed with the SEC on September 13, 2021.

The foregoing summary of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such agreement. A copy of the Underwriting Agreement is attached as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The legal opinion of Greenberg Traurig, P.A. relating to the legality of the issuance and the sale of the Shares is attached as Exhibit 5.1 to this Current Report on Form 8-K.

Item 8.01.	Other Events.

On September 13, 2021, the Company issued a press release announcing the proposed Offering, a copy of which is filed herewith as Exhibit 99.1, and is incorporated herein by reference. On September 15, 2021, the Company issued a press release announcing the pricing of the Offering, a copy of which is filed herewith as Exhibit 99.2, and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement, dated September 14, 2021, by and among the Company and Citigroup Global Markets Inc. and Barclays Capital Inc., as representatives of the underwriters named in Schedule II thereto.

5.1	Opinion of Greenberg Traurig, P.A. relating to the Offering.

23.1	Consent of Greenberg Traurig, P.A. (included in Exhibit 5.1).

99.1	Press release issued on September 13, 2021 announcing the proposed Offering.

99.2	Press release issued on September 15, 2021 announcing the pricing of the Offering.

104.1	Cover Page Interactive Data File (embedded within the inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

API GROUP CORPORATION

By:	/s/ Andrea M. Fike
Name:	Andrea M. Fike
Title:	Senior Vice President, General Counsel and
Secretary

Date: September 15, 2021